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EXHIBIT  11 - EARNINGS PER SHARE

    STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                         THREE MONTHS ENDED MARCH 31,
                                       ----------------------------------
PRIMARY EARNINGS PER SHARE                  1996                   1995
                                            ----                   ----

Computation for Statement of Earnings:
   Net earnings per statement of
   earnings used in primary earnings
   per share computation:

         Net earnings                       $  275,382          $  503,011

   Interest on borrowings, net of tax
   effect, on application of assumed
   from exercise of warrants and options
   in excess of 20% limitation                  33,732              60,858
                                            ----------          ----------

         Net earnings as adjusted           $  309,114          $  563,869
                                            ==========          ==========

   Weighted average number of shares
   outstanding, as per primary computation
   above                                     1,300,650           1,188,133

   Net shares issuable from assumed
    exercise of warrants and options,
    as determined by the application
    of the Modified Treasury Stock Method      275,425             532,327
                                            ----------          ----------
      Weighted average number of shares
      outstanding                            1,576,075           1,720,460
                                            ==========          ==========

Primary earnings per share                  $     0.20          $     0.33
                                            ==========          ==========


                                          13

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         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - (CONTINUED)


                                            THREE MONTHS ENDED MARCH 31,
                                       --------------------------------------
FULLY DILUTED EARNINGS PER SHARE            1996                     1995

Computation for Statement of Earnings:
   Net earnings per statement of
   earningss used in fully diluted
   earnings per share computation:

         Net earnings                  $   275,382              $   503,011

   Interest and amortized costs on
   convertible notes, net of tax effect     85,814                   87,456

   Interest on borrowings, net of tax
   effect, on application of assumed
   from exercise of warrants and options
   in excess of 20% limitation              33,732                   61,127
                                       -----------              -----------

         Net earnings as adjusted      $   394,928              $   651,594
                                       ===========              ===========

   Weighted average number of shares
   outstanding, as per fully diluted
   computation above                     1,300,650                1,188,133

   Net shares issuable from assumed
    exercise of warrants and options,
    as determined by the application
    of the Modified Treasury
    Stock Method                           275,425                  532,327

   Weighted average shares issuable from
   assumed conversion of convertible notes 421,276                  431,250
                                       -----------              -----------

         Weighted average number of
         shares outstanding              1,997,351                2,151,710
                                       ===========              ===========

Fully diluted earnings per share       $      0.20              $      0.30
                                       ===========              ===========